UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2005

PACIFIC ALLIANCE VENTURES LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50608

(Commission File Number)

98-0414501

(I.R.S. Employer Identification Number)

Suite C102, 10000 North 31st Avenue

Phoenix, Arizona   85051   USA

(Address of principal executive offices, including zip code)

(602) 252-4477

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers;

Election of Directors; Appointment of Principal Officers

On November 28, 2005, the directors of Pacific Alliance Ventures Ltd. (the “Registrant”) appointed Nicholas W. Baxter as the Registrant’s new President and Chief Executive Officer.  Mr. Baxter has been a director of the Registrant since March 31, 2005.  The Registrant’s outgoing President and Chief Executive Officer, Ms. Velda King, will remain a director of the Registrant.  Ms. King will also continue to manage the Registrant’s marketing and advertising operations.

Section 8 – Other Events

Item 8.01 – Other Events

The Registrant proposes to change its name from “Pacific Alliance Ventures Ltd.” to “Eurasia Energy Limited”.  On November 28, 2005, shareholders of the Registrant owning 54.81% of the Registrant’s issued common shares approved the Registrant’s proposed name change by consent resolution.  The Registrant has filed preliminary proxy materials on form Schedule 14C with the SEC disclosing the proposed action to change the Registrant’s name by consent resolution of the majority of shareholders.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ALLIANCE VENTURES LTD.

Per:

/s/Gerald R. Tuskey

Gerald R. Tuskey,

C.F.O. and Director